Exhibit 99.2

VSE Aviation Announces Exclusive Life-Of-Program Auxiliary Power Unit Components Distribution Agreement with Pratt & Whitney Canada

Alexandria, Va., January 28, 2021 – VSE Corporation (NASDAQ: VSEC), a leading provider of distribution and maintenance, repair and overhaul (MRO) services for land, sea and air transportation assets in the public and private sectors, today announced that it has entered into an exclusive, life-of-program distribution agreement with Pratt & Whitney Canada. Under the terms of the agreement, VSE Aviation will be the exclusive global licensed distributor for new radial parts and inventory of Pratt & Whitney Canada’s APS500 Auxiliary Power Unit (APU) for commercial applications.

Under the terms of the agreement, VSE Aviation is appointed the exclusive licensed distributor for more than 1,500 aftermarket parts and components supporting Pratt & Whitney Canada’s APS500 and the Embraer Regional Jet (ERJ), De Havilland Canada DHC-8 (Dash 8), Gulfstream, Bombardier and Textron aircraft platforms. The agreement term is for the commercial life of the program. The program will be implemented and executed throughout 2021.

“We are very pleased to announce this partnership to support Pratt & Whitney Canada’s APS500 at global MROs, regional airlines and business jet repair centers,” stated John Cuomo, President and CEO of VSE Corporation. “This new award highlights VSE Aviation’s strong technical product expertise and depth of experience managing complex global distribution programs serving the commercial, business jet, and general aviation aftermarket. Further, this award positions us to significantly grow our presence as a leading distributor of flight-critical components, while continuing to leverage the differentiated value proposition we deliver to our customers.”

“This long-term agreement expands our relationship with Pratt & Whitney Canada into APU parts distribution and grows our addressable market into new regional jet platforms, while also broadening our core business jet product portfolio,” stated Ben Thomas, Group President, VSE Aviation. “This announcement, together with our recently announced landing gear initiative, reflects our increased focus on serving high-value products in niche markets. We look forward to supporting Pratt & Whitney Canada as their exclusive solutions partner for this APU in the years ahead.”

“As the APS500 OEM, we will continue to manufacture the APU and provide spare parts to VSE Aviation under an exclusive distribution license,” stated Satheeshkumar Kumarasingam, Vice President of Customer Service, Pratt & Whitney Canada. “We initiated this transaction as part of our ongoing efforts to increase the availability of spare parts to APS500 customers around the world. Given VSE Aviation’s extensive reach into secondary aviation markets, they are well positioned to increase service levels associated with the APS500.”

ABOUT VSE CORPORATION

VSE is a leading provider of aftermarket distribution and repair services for land, sea and air transportation assets for government and commercial markets. Core services include maintenance, repair and overhaul (MRO) services, parts distribution, supply chain management and logistics, engineering support, and consulting and training services for global commercial, federal, military and defense customers. VSE also provides information technology and energy consulting services. For additional information regarding VSE’s services and products, visit us at www.vsecorp.com.

FORWARD LOOKING STATEMENTS

This release contains statements that, to the extent they are not recitations of historical fact, constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All such statements are intended to be subject to the safe harbor protection provided by applicable securities laws. For discussions identifying some important factors that could cause actual VSE results to differ materially from those anticipated in the forward-looking statements in this news release, see VSE’s public filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and VSE specifically disclaims any obligation to update these statements in the future.

INVESTOR RELATIONS CONTACT: Noel Ryan | Phone: 720.778.2415

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